Exhibit 23.2
December 7, 2007
Board of Directors
Prestige Community Bank
104 Pheasant Run
Newtown, PA 18940
Members of the Board:
We hereby consent to the inclusion of our opinion letter to the Board of Directors of Prestige Community Bank (the “Company”), dated October 18, 2007 as an Annex to the Proxy Statement/Prospectus relating to the proposed merger of the Company and First Priority Financial Corp. contained in the Registration Statement on Form S-4 of the Company, and to the references to our firm and such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission there under (the “Regulations”), nor do we admit that we are experts with respect to any part of such Registration Statement within the meanings of the term “experts” as used in the Act of Regulations.
Sincerely,
/s/ Curtis Financial Group, LLC
Curtis Financial Group, LLC